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                                                                  EXHIBIT 3.(I)1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          LOGICVISION (DELAWARE), INC.


     LogicVision (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     FIRST:  The name of the corporation is LogicVision (Delaware), Inc.

     SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on July 18, 2000

     THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

     RESOLVED, that the Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                      I.

     "The name of the Corporation is LogicVision (Delaware), Inc.

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Services Company.

                                      II.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                     III.

     A. The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock". The total number of shares of Common Stock that the Corporation is authorized to issue is Fifty Million (50,000,000), and each such share shall have a par value of $0.0001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is Seventeen Million One Hundred Thirty-Seven Thousand Nine Hundred Seventy-Six (17,137,976), and each such share shall have a par value of $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series. The first series shall be designated "Series A Preferred Stock" and shall consist of 1,000,000 shares (the "Series A Stock"). The second series shall be designated "Series B Preferred Stock" and shall consist of 844,754 shares (the "Series B Stock"). The third series shall be designated "Series C-1 Convertible Preferred Stock" and shall consist of 1,000,000 shares (the "Series C-1 Stock"). The
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fourth series shall be designated "Series C-2 Convertible Preferred Stock" and shall consist of 666,667 shares (the "Series C-2 Stock"). The fifth series shall be designated "Series C-3 Convertible Preferred Stock" and shall consist of 333,000 shares (the "Series C-3 Stock") (collectively, the Series C-1 Stock, Series C-2 Stock and Series C-3 Stock are referred to as the "Series C Stock"). The sixth series shall be designated "Series D Convertible Preferred Stock" and shall consist of 787,800 shares (the "Series D Stock"). The seventh series shall be designated "Series E Convertible Preferred Stock" and shall consist of 793,332 shares (the "Series E Stock"). The eighth series shall be designated "Series F Convertible Preferred Stock" and shall consist of 4,820,717 shares (the "Series F Stock"). The ninth series shall be designated "Series G Convertible Preferred Stock" and shall consist of 1,211,765 shares (the "Series G Stock"). The tenth series shall be designated "Series H-1 Convertible Preferred Stock" and shall consist of 988,235 shares (the "Series H-1 Stock"). The eleventh series shall be designated "Series H-2 Convertible Preferred Stock" and shall consist of 691,706 shares (the "Series H-2 Stock"). The Series H-1 Stock and Series H-2 Stock is collectively referred to herein as the "Series H Stock." The twelfth series shall be designated "Series I Convertible Preferred Stock" and shall consist of 4,000,000 shares (the "Series I Stock").

     B. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A, B, C, D, E, F, G, H and I Preferred Stock and the holders thereof is as follows:

         1.  Seniority. For purposes of this Certificate of Incorporation, the
             ---------
series of preferred stock shall rank in seniority, from most senior to most junior, as follows: Series I Stock, Series H Stock, Series G Stock, Series F Stock, Series E Stock, Series D Stock, Series C Stock, Series B Stock and Series A Stock.

         2.  Dividends. The holders of shares of Series A, B, C, D, E, F, G, H
             ---------
and I Preferred Stock shall be entitled to receive cash dividends, if, when and as declared by the Board of Directors. Any dividends that may be declared with respect to shares of Series A, B, C, D, E, F, G, H and I Preferred Stock but are not so declared shall be non-cumulative. The holders of shares of Series A, B, C,. D, E, F, G, H and I Preferred Stock shall be entitled to no dividends with respect to such Preferred Stock other than as stated in this Paragraph 2. Declared but unpaid dividends shall be accrued but shall not bear interest. No dividend or distribution whatsoever shall be declared or paid at any time on the Common Stock or any junior series of Preferred Stock unless a dividend shall be simultaneously paid on each outstanding share of each series of Preferred Stock senior thereto in an amount which is equal to or greater than the dividend or distribution proposed to be declared or paid on each share of Common Stock or junior series of Preferred Stock (on an as converted to Common Stock basis) multiplied by the number of shares of Common Stock into which each share of such series of Preferred Stock is then convertible under Paragraph 5 hereof. For purposes of the preceding sentence, any dividend or distribution declared or paid on Series A or Series B Preferred Stock or any securities issued directly or indirectly with respect to or in exchange for Common Stock shall be deemed to be declared or paid on the Common Stock. No dividends shall be paid that would reduce the Corporation's shareholders' equity to less than the aggregate liquidation preference of all shares of Preferred Stock then outstanding.

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     After payment of the preferred dividends to the other series of Preferred
Stock, the holders of outstanding Series A and B Stock shall be entitled to receive, in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of $.006 per share of Series A Stock and $.06 per share of Series B Stock per annum, before any dividend is paid on Common Stock. Such dividend may be payable quarterly or otherwise as the Board of Directors may from time to time determine. Dividends may be declared and paid upon Common Stock in any fiscal year of the Corporation only if dividends shall have been paid to or declared and set apart upon all shares of Series A and B Stock at such annual rate for each quarter of such fiscal year of the Corporation including the quarter in which such dividends upon Common Stock are declared.

         3.  Preference on Liquidation, Etc.
             -------------------------------

            (a) In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding up of the Corporation (a "Liquidation"), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series I Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any stock dividend, stock split, recapitalization or combination of shares (hereinafter an "Adjustment Event")) for each share of Series I Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series I Stock shall be insufficient to pay in full the preferential amount on the shares of Series I Stock, then such assets, or the proceeds thereof, shall be distributed among-holders of the Series I Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (b) In the event of any Liquidation, after payment in full of the liquidation preference on the Series I Stock as provided in paragraph (a) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series H-1 Stock and Series H-2 Stock, as applicable, shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) or Two Dollars and Forty-Three Cents ($2.43), respectively (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series H-1 Stock or Series H-2 Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series H Stock shall be insufficient to pay in full the preferential amount on the shares of Series H Stock, then such assets, or the proceeds thereof, shall be distributed among

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holders of the Series H Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (c) In the event of any Liquidation, after payment in full of the liquidation preference on the Series H Stock as provided in paragraph (b) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series G Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series G Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series G Stock shall be insufficient to pay in full the preferential amount on the shares of Series G Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series G Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (d) In the event of any Liquidation, after payment in full of the liquidation preference on the Series G Stock as provided in paragraph (c) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series F Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series F Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series F Stock shall be insufficient to pay in full the preferential amount on the shares of Series F Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series F Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (e) In the-event of any Liquidation, after payment in full of the liquidation preference on the Series F Stock as provided in paragraph (d) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series E Stock shall be entitled to receive payment of an amount per share equal to Three Dollars ($3.00) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series E Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders,

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     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series E Stock shall be insufficient to pay in full the preferential amount on the shares of Series E Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series E Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (f) In the event of any Liquidation, after payment in full of the liquidation preference on the Series E Stock as provided in paragraph (e) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series D Stock shall be entitled to receive payment of an amount per share equal to Two Dollars and Fifty Cents ($2.50) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series D Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series D Stock shall be insufficient to pay in full the preferential amount on the shares of Series D Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series D Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (g) In the event of any Liquidation, after payment in full of the liquidation preference on the Series D Stock as provided in paragraph (f) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any-junior series of preferred stock, the holders of shares of Series C Stock shall be entitled to receive payment of an amount per share equal to One Dollar ($1,00) in the case of Series C- I Stock; One Dollar and Fifty Cents ($1.50) in the case of Series C-2 Stock; and Three Dollars and Three Tenths of One Cent ($3.003) in the case of Series C-3 Stock (such per share amounts to be appropriately adjusted for any Adjustment Event) for each share of Series C- I Stock, Series C-2 Stock or Series C-3 Stock, as applicable, held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series C Stock shall be insufficient to pay in full the preferential amount on the shares of Series C Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series C Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (h) In the event of any Liquidation, after payment in full of the liquidation preference on the Series C Stock as provided in paragraph (g) above but before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of Common Stock, the holders of shares of Series A

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and B Stock shall be entitled to receive payment of an amount per share equal to
Ten Cents ($0.10) in the case of Series A Stock and One Dollar ($1.00) in the case of Series B Stock (such per share amounts to be appropriately adjusted for any Adjustment Event) for each share of Series A or B Stock as applicable held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any liquidation, distribution of assets, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A and B Stock shall be insufficient to pay in full the preferential amount on the shares of Series A and B Stock, then such assets, or the proceeds thereof, shall be distributed among holders of the Series A and B Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

            (i) After the payment or setting apart of payment to holders of Series A, B, C, D, E, F, G, H and I Preferred Stock of the respective preferential amounts so payable to them, the holders of each share of Common Stock shall thereafter receive pro rata the remaining assets of the Corporation, or the proceeds thereof.

            (j) A merger of this Corporation with or into any other corporation or corporations (or other Person) (other than a transaction the sole purpose of which is a change of domicile), a statutory share exchange with any other corporation, or a sale, conveyance or disposition of all or substantially all of the assets of this Corporation, an exclusive license of all or substantially all of the Corporation's intellectual property used in generating all or substantially all the Corporation's revenues, or reorganization of the Corporation or the effectuation by this Corporation of a transaction or series of related transactions in which more than 50% of the voting power of this Corporation is disposed of (each, a "Sale of the Company"), shall not be deemed to be a liquidation, distribution of assets, dissolution or winding up of the. Corporation within the meaning of Paragraphs 3(a)-(i), but shall instead be treated as provided in this Paragraph (3)(j).

                 (i) In the event of any Sale of the Company, before any payment or distribution of the consideration received shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series I Preferred Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series I held by them plus an amount equal to any declared but unpaid dividends thereon to the. date of final distribution to such holders,

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series I Stock, then such consideration shall be distributed among holders of the Series I Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (ii) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series I Stock set forth in paragraph (i) above but before any payment or distribution of the consideration received shall be made to or set apart for

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the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series H-1 Preferred Stock and Series H-2 Preferred Stock, as applicable, shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) and Two Dollars and Forty-Three Cents ($2.43), respectively, (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series H-1 Preferred Stock and Series H-2 Preferred Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series H Stock, then such consideration shall be distributed among holders of the Series H Stock ratably in accordance with the respective amounts Which would be payable on such shares if all amounts payable thereon were paid in full.

                 (iii) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series H Stock set forth in paragraph (ii) above but before any payment or distribution of the consideration received shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series G Preferred Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series G Preferred Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series G Stock, then such consideration-shall be distributed among holders of the Series G Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (iv) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series G Stock set forth in paragraph (iii) above but before any payment or distribution of the consideration received shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series F Preferred Stock shall be entitled to receive payment of an amount per share equal to Four Dollars and Twenty-Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series F Preferred Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series F Stock, then such consideration shall be distributed among holders of the Series F Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (v) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series F Stock set forth in paragraph (iv) above but before any payment or distribution of the consideration received shall be made to or set apart for

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the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series E Preferred Stock shall be entitled to receive payment of an amount per share equal to Three Dollars ($3.00) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series E Preferred Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series E Stock, then such consideration shall be distributed among holders of the Series E Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (vi) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series E Stock set forth in paragraph (v) above but before any payment or distribution of the consideration received shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series D Preferred Stock shall be entitled to receive payment of an amount per share equal to Two Dollars and Fifty Cents ($2.50) (such per share amount to be appropriately adjusted for any Adjustment Event) for each share of Series D Preferred Stock held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series D Stock, then such consideration shall be distributed among holders of the Series D Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (vii) In the event of any Sale of the Company, after payment of the full amount payable to the Series D Stock set forth in paragraph (vi) above but before any payment or distribution of the consideration received shall be made to or set apart for the holders of shares of Common Stock or the holders of shares of any junior series of preferred stock, the holders of shares of Series C Preferred Stock shall be entitled to receive payment of an amount per share equal to One Dollar ($1.00) in the case of Series C-1 Stock; One Dollar and Fifty Cents ($1.50) in the case of Series C-2 Stock; and Three Dollars and Three Tenths of One Cent ($3.003) in the case of Series C-3 Stock (such per share amounts to be appropriately adjusted for any Adjustment Event) for each share of Series C-1 Stock, Series C-2 Stock, or Series C-3 Stock, as applicable, held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares of Series C Stock, then such consideration shall be distributed among holders of the Series C Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (viii) In the event of any Sale of the Company, after payment of the full preferential amount payable to the Series C Stock set forth in paragraph (vii) above but before any payment or distribution of the consideration received shall be made to or set apart for

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the holders of shares of Common Stock, the holders of shares of Series A -and B
Preferred Stock shall be entitled to receive payment of an amount per share. equal to Ten Cents ($0.10) in the case of Series A Stock and One Dollar ($1.00) in the case of Series B Stock (such per share amounts to be appropriately adjusted for any Adjustment Event) for each share of Series A or B Preferred Stock as applicable held by them plus an amount equal to any declared but unpaid dividends thereon to the date of final distribution to such holders.

     If, upon any Sale of the Company, the consideration received shall be insufficient to pay in full the preferential amount on the shares, of Series A and B* Stock, then such consideration shall be distributed among holders of the Series A and B Stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

                 (ix) After the payment or setting apart of payment to holders of Series A, B, C, D, E, F, G, H and I Preferred Stock of the respective preferential amounts so payable to them upon a Sale of the Company, the holders of each share of Common Stock shall thereafter receive pro rata the remaining assets of the Corporation.

            (k) In the event of any payments or distributions pursuant to subparagraph 30), if the consideration received by the Corporation or its shareholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                 (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                      (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty
     (20) day period ending three (3) days prior to the closing;

                      (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) day period ending three (3) days prior to the closing; and

                      (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such series of Preferred Stock to receive such securities.

                 (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraphs (k)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such series of Preferred Stock to receive such securities.

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            (l)  In the event the requirements of subparagraphs 3(j), 3(k) and
3(m) are not complied with, the Corporation shall forthwith either:

                 (i) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

                 (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert Wand be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subparagraph 3(m) hereof.

            (m) The Corporation shall give each holder of record of Preferred Stock written notice of an impending transaction governed by paragraph 3(h) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided., however, that following notice to all holders of Preferred Stock that are entitled to notice, such notice periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     4.  Voting.
         ------

         (a)  General.  In addition to the special voting rights provided below
              -------
and by applicable law, the holders of Series A, B, C, D, E, F, G, H and I Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and each holder of Series A, B, C, D, E, F, G, H and I Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such holder's shares of Series A, B, C, D, E, F, G, H and I Stock could be converted pursuant to the applicable provisions of Paragraph 5 hereof, at the record date for the determination of the shareholders entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases in which holders of Common Stock have cumulative voting rights, holders of Series A, B, C, D, E, F, G, H and I Stock shall have the same cumulative voting rights. In all cases where the holders of shares of any class or series of preferred stock have the right to vote separately as a class, such holders shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such holder's shares of Preferred Stock could be converted pursuant to the applicable provisions of Paragraph 5 hereof, at the record date for the determination of the shareholders entitled to vote on such matter, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

            (b)  Special Class Vote. Without the consent of the holders of at
                 ------------------
least two-thirds (2/3) of the aggregate number of shares of the Series A, B, C, D, E, F, G, H and I Stock then outstanding, voting together as a single class for this purpose, given in writing or by vote at a meeting of shareholders called for such purpose, the Corporation will not (i) merge with or into any other corporation, or other Person (other than for the sole purpose of changing the Corporation's domicile), or sell, lease or otherwise dispose of all or substantially all of its properties or assets, or acquire, directly or indirectly through a subsidiary, all or substantially all of the stock or assets of another entity, or effect a statutory share exchange with any other corporation, or engage in a transaction or a series of transactions in which more than 50% of the voting power of the Corporation is issued or transferred, or permit any subsidiary to take any of the foregoing actions; (ii) purchase, lease or otherwise acquire the assets of any other person in any transaction outside the ordinary course of business; (iii) voluntarily dissolve, liquidate or wind up the affairs of the Corporation or any of its subsidiaries or carry out any partial liquidation or distribution of the assets of the Corporation or any such subsidiary or any transaction in the nature of a partial liquidation or distribution; (iv) effect any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock; (v) effect any amendment of the Corporation's Articles of Incorporation that adversely affect the rights of the Preferred Stock; (vi) exclusively license substantially all of the Corporation's intellectual property used in generating all or substantially all revenue of the Corporation; or (vii) declare or pay a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock).

            (c)  Board of Directors.  The holders of the Series H Stock, voting
                 ------------------
separately as a single class for this purpose, shall be entitled to elect one member of the Corporation's Board of Directors at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of the Series F Stock, voting separately as a single class for this purpose, shall be entitled to elect one member of the Corporation's Board of Directors at or pursuant to each meeting. or consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of the Series C, D and E Stock, voting together as a single class for this purpose, shall be entitled to elect one member of the Corporation's Board of Directors at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of the Series A and B Stock and the Common Stock, voting together as a single class for this purpose, shall be entitled to elect one member of the Corporation's Board of Directors at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The holders of the Common Stock, voting separately as a single class for this purpose, shall be entitled to elect one member of the Corporation's Board of Directors at or pursuant to each meeting or consent of the Corporation' s shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. The remaining directors authorized for election at such election of directors shall be elected by the holders of the Series A, B, C, D, E, F, G, H and I Stock and Common Stock, voting together as a single class in accordance with paragraph 4 hereof.

     5.  Conversion Rights Shares of Preferred Stock shall be convertible into
         -----------------
shares of Common Stock as follows:

         (a)  Optional Conversion.  Subject to and upon compliance with the
              -------------------
provisions of this Paragraph 5, any holder of Series A, B, C-1, C-2, C-3, D, E, F, G, H and I Stock shall have the right, at such holder's option, at any time or from time to time, to convert any of such shares of Series A, B, C-1, C-2, C-3, D, E, F, G, H and I Stock into fully paid and nonassessable shares of Common Stock at the Series A, B, C- 1, C-2, C-3, 15, E, F, G, H and I Conversion Prices (as hereinafter defined), respectively, in effect on the Series A, B, C-1, C-2, C-3, D, E, F, G, H and I Conversion Dates (as hereinafter defined), respectively, upon the terms hereinafter set forth.

         (b)  Automatic Conversion of -Series A, B. C, D, E. F, H and I
              ---------------------------------------------------------
Preferred Stock. Each outstanding share of Series A, B, C, D, E, F, H and I
----------------
Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock pursuant to the formulae set forth in Subparagraph 5(d) hereof (i) upon the closing of a firm commitment underwriting by an investment banking firm of nationally recognized standing pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock in which the aggregate gross offering proceeds equal or exceed Fifteen Million Dollars ($15,000,000), and the public offering price per share of which equals or exceeds $8.50 (such per share amount to be appropriately adjusted for any Adjustment Event) (a "Public Offering") and (ii) upon the affirmative vote of or written notice from at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series A, B, C-1, C-2, C-3, D, E, F, H-1, H-2 and I Preferred Stock, voting together as a single class.

         (c)  Automatic Conversion of Series G Preferred Stock. Each outstanding
              ------------------------------------------------
share of Series G Stock shall automatically be converted, without any further act of the Corporation or its shareholders, into fully paid and nonassessable shares of Common Stock pursuant to the formulae set forth in Subparagraph 5(d) hereof (i) upon the closing of a firm commitment underwriting by an investment banking firm of nationally recognized standing pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock in which the aggregate gross offering proceeds equal or exceed Fifteen Million Dollars ($15,000,000), and the public offering price per share of which equals or exceeds $8.50 (such per share amount to be appropriately adjusted for any Adjustment Event) (a "Public Offering") and
(ii) upon the affirmative vote of or written notice of at least sixty-six and two thirds percent (66 2/3%) of the outstanding Series G Preferred Stock, voting as a separate class.

         (d)  Series A, B, C-1, C-2, C-3, D, E, F, G, H and I Conversion Prices.
              -----------------------------------------------------------------

              (i) Each share of Series I Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Four Dollars and Twenty-Five Cents ($4.25) and the denominator of which is the Series I Conversion Price in effect on the Series I Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series H-1 Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Three Dollars and Fifty Cents ($3.50) and the denominator of which is the Series H-I Conversion Price in effect on the Series H-I Conversion Date as determined by reference to subparagraph 5(d)(ii) below. Each share of Series H-2 Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Two Dollars and Forty-Three Cents ($2.43) and the denominator of which is the Series H-2 Conversion Price in effect on the Series H-2 Conversion Date as determined by reference to subparagraph 5(d)(ii) below. Each share of Series G Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Three Dollars and Fifty Cents ($3.50) and the denominator of which is the Series G Conversion Price in effect on the Series G Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series F Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Four Dollars and Twenty-Five Cents ($4.25) and the denominator of which is the Series F Conversion Price in effect on the Series F Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series E Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Three Dollars ($3.00) and the denominator of which is the Series E Conversion Price in effect on the Series E Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series D Stock shall be converted into the number of shares of Common Stock as is-determined by multiplying each such share by a fraction, the numerator of which is Two Dollars and Fifty Cents ($2.50) and the denominator of which is the Series D Conversion Price in effect on the Series D Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series C-3 Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is Three Dollars and Three Tenths of One Cent ($3.003) and the denominator of which is the Series C-3 Conversion Price in effect on the Series C-3 Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series C-2 Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is One Dollar and Fifty Cents ($1.50) and the denominator of which is the Series C-2 Conversion Price in effect on the Series C-2 Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series C-I Stock shall be converted into the number of shares of Common Stock as is deter-mined by multiplying each such share by a fraction, the numerator of which is One Dollar ($1.00) and the denominator of which is the Series C-1 Conversion Price in effect on the Series C-1 Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series B Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fraction, the numerator of which is One Dollar ($1.00) and the denominator of which is the Series B Conversion Price in effect on the Series B Conversion Date as determined by reference to Subparagraph 5(d)(ii) below. Each share of Series A Stock shall be converted into the number of shares of Common Stock as is determined by multiplying each such share by a fi-action, the numerator of which is Ten Cents ($0.10) and the denominator of which is the Series A Conversion Price in effect on the Series A Conversion Date as determined by reference to Subparagraph 5(d)(ii) below.

              (ii) The Series I Conversion Price for one (1) share of Series I Stock shall be Four Dollars and Twenty-Five Cents ($4.25) (as such may be adjusted pursuant to

Subparagraphs 5(g)(i) through 5(g)(viii) hereof) (the "Adjusted Series I Conversion Price"). The Series H-1 Conversion Price for one (1) share of Series H-1 Stock shall be Three Dollars and Fifty Cents ($3.50) (as such may be adjusted pursuant to subparagraphs 5(g)(i) through 5(g)(viii) hereof) (the "Adjusted Series H-1 Conversion Price"). The Series H-2 Conversion Price for one
(1) share of Series H-2 Stock shall be Two Dollars and Forty-Three Cents ($2.43) (as such may be adjusted pursuant to subparagraphs 5(g)(i) through 5(g)(viii) hereof) (the "Adjusted Series H-2 Conversion Price"). The Series G Conversion Price for one (1) share of Series G Stock shall be Three Dollars and Fifty Cents ($3.50) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(viii) hereof) (the "Adjusted Series G Conversion Price"). The Series F Conversion Price for one (1) share of Series F Stock shall be Four Dollars and Twenty-Five Cents ($4.25) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(viii) hereof) (the "Adjusted Series F Conversion Price"). The Series E Conversion Price for one (1) share of Series E Stock shall be Three Dollars ($3.00) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series E Conversion Price"). The Series D Conversion Price for one (1) share of Series D Stock shall be Two Dollars and Fifty Cents ($2.50) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series D Conversion Price"). The Series C-3 Conversion Price for one (1) share of Series C-3 Stock shall be Three Dollars and Three Tenths of One Cent ($3.003) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series C-3 Conversion Price"). The Series C-2 Conversion Price for one (1) share of Series C-2 Stock shall be One Dollar and Fifty Cents ($1.50) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series C-2 Conversion Price"). The Series C-1 Conversion Price for one (1) share of Series C-1 Stock shall be One Dollar ($1.00) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series C-1 Conversion Price"). The Series B Conversion Price for one (1) share of Series B Stock shall be One Dollar ($1.00) (as such may be adjusted pursuant-to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series B Conversion Price"). The Series A Conversion Price for one (1) share of Series A Stock shall be Ten Cents ($0.10) (as such may be adjusted pursuant to Subparagraphs 5(g)(i) through 5(g)(vii) hereof) (the "Adjusted Series A Conversion Price").

              (iii) Each of the Series A, B, C-1, C-2, C-3, D, E, F, G, H-1, H-2 and I Conversion Price shall be subject to adjustment as set forth in Subparagraph 5(f) hereof.

         (e)  Mechanics of Conversion.  Pursuant to Subparagraph 5 (b) or 5(c)
              -----------------------
hereof, the outstanding shares of Series A, B, C, D, E, F, G, H and I Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Series A, B, C, D, E, F, G, H and I Preferred Stock or an appropriate indemnity bond are delivered to the Corporation or any transfer agent of the Corporation. The holder of any shares of Series A, B, C, D, E, F, G, H and I Preferred Stock may exercise the conversion right specified in Subparagraph 5(a) hereof as to any part thereof by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates representing the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby.

Conversion of such Preferred Stock shall be deemed to have been effected on the date on which an event specified with respect to such Preferred Stock in Subparagraph 5(b) or 5(c) hereof shall have occurred or on the date when delivery of notice of an election to convert and certificates representing such shares is made, as the case may be, and such date is referred to herein with respect to such series of Preferred Stock as the "Conversion Date" for such series. Subject to the provisions of Subparagraph 5(g)(v) hereof, as promptly as practicable after the Conversion Date (and after surrender of the certificate or certificates representing shares of such Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to Subparagraph 5(b) or 5(c) hereof) the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subparagraph 5(e) hereof and any dividends on the such Preferred Stock which such holder is entitled to receive, but has not yet received. Subject to the provisions of Subparagraph 5(f)(v) hereof, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion (in the case of conversion pursuant to Subparagraph 5(a) hereof), the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

         (f)  Fractional Shares.  No fractional shares of Common Stock or scrip
              -----------------
shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current market price, as determined reasonably and in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

         (g)  Conversion Price Adjustments for the Preferred Stock.  Each of the
              ----------------------------------------------------
Series A, B, C-1, C-2, C-3, D, E, F, G, H-1, H-2 and I Conversion Price, as applicable, shall be subject to adjustment from time to time as follows:

              (i)  Stock Dividends, Stock Splits. If the number of shares of
                   -----------------------------
Common Stock outstanding at any time after the date of issuance of a series of Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Price for each series of Preferred Stock shall be automatically reduced so that the holder of any shares of such series of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto.

              (ii) Combination of Stock.  If the number of shares of Common
                   --------------------
Stock outstanding at any time after the date of issuance of a series of Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Conversion Price for each series of Preferred Stock shall be automatically increased so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto.

              (iii)  Reorganizations, Etc.  In case of any capital
                     ---------------------
reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the merger of the Corporation with or into any other Person, the exchange of shares of Common Stock for securities of another Person, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person (other than reorganizations, reclassifications, mergers, exchanges, sales, leases or other transfers provided for in Section 3 hereof), each share of Preferred Stock shall, after such capital reorganization, reclassification, merger, exchange, sale, lease or other transfer, be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, merger, exchange, sale, lease or other transfer) upon conversion of such share of Preferred Stock would have been entitled upon such capital reorganization, reclassification,, merger, exchange, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of each series of Preferred Stock shall be automatically adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of each series of Preferred Stock. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this clause (iii).

              (iv) Rounding of Calculations, Minimum Adjustment.  All
                   --------------------------------------------
calculations under this Subparagraph 5(g) shall be made by rounding upward to the nearest cent or rounding downward to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Paragraph 5 to the contrary notwithstanding and except for immediately prior to the time shares of Preferred Stock convert into Common Stock (for which this sentence shall not apply), no adjustment in the Conversion Price of any series of Preferred Stock shall be made if the amount of such adjustment would be less than one percent (1%) of the applicable Conversion Price of such series of Preferred Stock then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent (1%) or more of the applicable Conversion Price of such series of Preferred Stock then in effect.

              (v)  Timing of Issuance of Additional Common Stock Upon Certain
                   ----------------------------------------------------------
Adjustments. In any case in which the provisions of this Subparagraph 5(g) shall
------------
require that an adjustment shall become effective immediately after the record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any shares
of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Subparagraph (f) of this Paragraph 5; provided, that the Corporation upon request shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (vi) Stock Issued at a Price Less than the Applicable Series C-1,
                   ------------------------------------------------------------
C-2, C-3, D, E, F, G, H-1, H-2 and I Conversion Price. -
-----------------------------------------------------

                   (A) In the event that after the file date of this Amended Certificate of Incorporation this Corporation shall issue, sell or enter into any contract to issue or sell any stock other than Series G or H-1 Excluded Stock (as defined in Subparagraph 5(g)(vii)(A) hereof) ("Series G Additional Stock" or "Series H-1 Additional Stock") for a consideration per share less than the Adjusted Series G or H-1 Conversion Price, as the case may be, (determined on a Common Stock equivalent basis if securities are other than Common Stock) in effect on the date of and immediately prior to such issue, sale or contract date then and in such event, the Adjusted Series G or H-1 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, sale or contract, to a price (calculated to the nearest cent) determined by dividing the aggregate consideration received by the Corporation for the total number of Series G or H-1 Additional Stock, as the case may be (determined on a Common Stock equivalent basis if securities are other than Common Stock) so issued, sold or contracted for by the total number of Series G or H-1 Additional Stock, as the case may be, (determined on a Common Stock equivalent basis if securities are other than Common Stock) so issued, sold or contracted for.

                   (B) If the Corporation shall issue, sell or enter into any contract to issue or sell any stock other than Excluded Stock (as defined in subparagraph 5(g)(vii)(B) hereof) ("Additional Stock") without consideration or for consideration per share (determined on a Common Stock equivalent basis if the securities are other than Common Stock) for less than the Adjusted Series C, D, E, F, H-2 or I Conversion Price in effect on the date of and immediately prior to such issue, sale or contract date (taking into account all prior adjustments thereto pursuant to Subparagraph 5(g) hereof), then the Series C-1, C-2, C-3, D, E, F, H-2 or I Conversion Price, as applicable, shall, concurrently with such issue, sale or contract, be reduced to a price per share determined by multiplying the Series C-1, C-2, C-3, D, E, F, H-2 or I Conversion Price, as applicable, by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issuance, sale or contract date, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the aggregate Additional Stock would purchase at such Adjusted Series C-1, C-2, C-3, D, E, F, H-2 or I Conversion Price in effect immediately prior to such issuance of Additional Stock, as applicable, and
     (ii) the denominator of which shall be (X) the number of shares of Common Stock deemed outstanding (as defined in the following sentence) immediately prior to such issuance, sale or contract date, plus (Y) the total number of shares of Additional Stock (determined on a Common Stock equivalent basis if securities are other than Common Stock) so issued, sold or contracted for. For the purposes of the preceding sentence Common Stock shall mean,
     (i) all outstanding shares of Common Stock and, (ii) all shares of Common Stock issuable upon conversion of outstanding shares of Series A, B. C-1, C-2, C-3, D, E, F, G, H and I Preferred Stock.

                 (C) For purposes of any adjustment of the Series C-1, C-2, C-3, D, E, F, G, H-1, H-2 or I Conversion Price pursuant to this Subparagraph 5(g)(vi), (i) the grant, issue or sale of Additional Stock consisting of the same class of security and wan-ants to purchase such security issued or issuable at the same price at two or more closings held within a-six-month period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold, and (ii) the grant, issue or sale of Additional Stock consisting of one or more types of securities in connection with any one financing transaction shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold with the purchase price for the sale of such Additional Stock equal to the aggregate consideration paid or to be paid for such Additional Stock and the per share security purchase price equal to the quotient of (x) the aggregate consideration paid or to be paid for such Additional Stock divided by (y) the aggregate number of shares of Additional Stock (determined on a Common Stock equivalent basis for securities other than Common Stock) so issued, granted or sold.

     In addition, for the purposes of any adjustment of the Series C-1, C-2, C-3, D, E, F, G, H-1, H-2 or I Conversion Price pursuant to this Subparagraph 5(g)(vi), the following provisions shall be applicable:

                 (D)  Cash.  In the case of the issuance of securities of the
                      ----
     Corporation for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such securities before deducting therefrom any reasonable discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                 (E) Consideration Other than Cash. In the case of the issuance
                     -----------------------------
     of securities of the Corporation (other than the issuance of Common Stock upon the conversion of shares or securities of the Corporation, capital stock or other securities of the Corporation pursuant to their original terms) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair market value thereof as determined reasonably and in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                 (F)  Options and Convertible Securities.  In the case of the
                      ----------------------------------
     issuance of (i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exercisable) or (iii) options, warrants or rights to purchase such convertible or exchangeable securities whether or not at the time exercisable (collectively, "Convertible Securities"), the following provisions shall apply for all purposes of this subsection 5(g)(vi) and 5(g)(vii):

                      (1) aggregate maximum number of shares of Common Stock deliverable upon exercise of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (D) and (E) above), if any, received by the Corporation upon the issuance of such Convertible Securities plus the minimum purchase price provided in such Convertible Securities for the Common Stock covered thereby;

                      (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such Convertible Securities, or upon the exercise of options, wan-ants or other rights to purchase or acquire such Convertible Securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses (D) and (E) above);

                      (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such Convertible Securities or conversion of or exchange for such Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price as then in effect, to the extent in any way affected by or computed using such Convertible Securities, shall automatically be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Convertible Securities not exercised prior. to such change, or securities not converted or exchanged prior to such change, upon the basis of such change;

                      (4) if the applicable Conversion Price shall have been adjusted upon or after the issuance of any such Convertible Securities, no further adjustment of such Conversion Price shall be made for the actual issuance of Common Stock upon the exercise thereof.

               (vii)  Excluded Stock.  (A) "Series G Excluded Stock" and "Series
                      --------------
H-1 Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Corporation (a) as a stock dividend payable in shares of Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Common Stock, (c) for the sale or issuance of Common Stock to employees, officers, directors or consultants, pursuant to stock purchase, stock option or stock bonus plans which have been authorized and approved by the Board of Directors, at prices not less than the fair market value of the Common Stock, as determined in good faith by the Board of Directors (or the Compensation Committee thereof, if any) of the Corporation (including options), (d) upon conversion of up to 603,578 shares Series F Preferred Stock or other securities issuable upon exercise of Warrants issued pursuant to a Series F Convertible Preferred Stock Purchase Agreement dated May 7, 1997 between the Corporation and the Investors as defined therein, (e) upon conversion of shares of Series A, B, C, D, E, F, G, H or I Preferred Stock, (f) the issuance of warrants to purchase up to 1,656,251 shares of common stock issued in connection with the Corporation's Series G Preferred Stock financing and the conversion or exercise of any such wan-ants,
(g) upon conversion of up to 691,706 shares of Series H-2 Preferred Stock issuable upon exercise of warrants issued pursuant to a Securities Purchase Agreement between the Corporation and the purchasers of Series H Preferred Stock, (h) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors.

                      (A) "Excluded Stock" shall mean shares of Common Stock issued or reserved for issuance by the Corporation (a) as a stock dividend payable in shares of Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Common Stock, (c) for the sale or issuance of Common Stock to employees, officers, directors or consultants, pursuant to stock purchase, stock option or stock bonus plans which have been authorized and approved by the Board of Directors, at prices not less than the fair market value of the Common Stock, as determined in good faith by the Board of Directors (or the Compensation Committee thereof, if any) of the Corporation (including options), (d) Series F Preferred Stock or other securities issuable upon exercise of Wan-ants issued pursuant to a Series F Convertible Preferred Stock Purchase Agreement dated May 7, 1997 between the Corporation and the Investors as defined therein (e) Series I Preferred Stock issued pursuant to a Securities Purchase Agreement between the Corporation and the purchasers of Series I Preferred Stock, (f) upon conversion of shares of Series A, B, C, D, E, F, G, H or I Preferred Stock,
     (g) to financial institutions or. lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors.

              (viii)  Special Adjustment of Series F, Series G, Series H and
                      ------------------------------------------------------
Series I Conversion Prices Upon on Sale of the Corporation.  If, the execution
----------------------------------------------------------
of either a definitive agreement or letter of intent relating to a Sale of the Company occurs after May 7, 1998 and on or before August 7, 1999, whereby the consideration received by the Corporation is less than Four Dollars and Twenty-Five Cents ($4.25) per share (based on all outstanding shares (including vested options and exercisable warrants) immediately prior to the closing of such Sale of the Company and treating all shares of convertible Preferred Stock as converted to Common Stock at the Conversion Price in effect immediately prior to such closing), then effective and contingent upon the closing of such Sale of the Company, the Adjusted Series F, Adjusted Series G and Adjusted Series H Conversion Prices shall be adjusted to an amount equal to the

Adjusted Series E Conversion Price in effect immediately prior to such closing; provided, however, to the extent that the Adjusted Series F Conversion Price, the Adjusted Series G or the Adjusted Series H Conversion Price at such time were less than the Adjusted Series E Conversion Price then in effect, then such Adjusted Series F Conversion Price, Adjusted Series G or the Adjusted Series H Conversion Price, as applicable, shall not be adjusted pursuant to this subparagraph.

         (h)  Statement Regarding Adjustments.  Whenever a Conversion Price
              -------------------------------
shall be adjusted as provided in Subparagraph 5(g) hereof, the Corporation shall as soon as practicable file, at the office of any transfer agent for the affected series of Preferred Stock and at the principal office of the Corporation, a certificate showing in detail the facts requiring such adjustment and the Conversion Price for such series that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such certificate to be sent by mail, first class postage prepaid, to each holder of such series of Preferred Stock at its address appearing on the Corporation's records. Where appropriate such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Subparagraph 5(i) hereof.

         (i)  Notice to Holders.  In the event the Corporation shall propose to
              -----------------
take any action of the type described in Subparagraphs 5(g)(i) through 5(g)(iii), the Corporation shall give notice to each holder of shares of Series A, B, C, D, E, F, G, H and I Preferred Stock in the manner set forth in Subparagraph 5(h) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price of each series of Preferred Stock and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of each series of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least fifteen (15) days prior to the date so fixed, and in case of all other action, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.

         (j)  Costs.  The Corporation shall pay all documentary, stamp, transfer
              -----
or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Preferred Stock; provided, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Preferred Stock in respect of which such shares are being issued.

         (k)  Reservation of Shares.  he Corporation shall reserve at all times,
              ---------------------
so long as any shares of Preferred Stock remain outstanding or reserved for issuance upon exercise of outstanding options or warrants, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

         (l)  Approvals.  If any shares of Common Stock to be reserved for the
              ---------
purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and as long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such-exchanger list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

         (m)  Valid Issuance.  All shares of Common Stock which may be issued
              --------------
upon conversion of the shares of Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (n)  Other Distributions.  In the event the Corporation shall declare a
              -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph 5(g)(i), then, in each such case for the purpose of this subparagraph 5(n), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         (o)  No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

         (p)  Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe-for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (q) If all of the outstanding shares of Series C, D, E, F, G, H and I Preferred Stock shall be converted to Common Stock, then effective on the Conversion Date of such conversion, all shares of all series of preferred stock that are junior to the Series C, D, E, F,

G, H and I shall automatically and without further action on the part of any of the holders thereof convert to Common Stock.

         6.  Redemption.
             ----------

             (a)  Redemption Events.
                  -----------------

                  (i) The holder or holders of not less than a majority in voting power of the outstanding Series G Preferred Stock may require the Corporation to redeem the outstanding Series G Preferred Stock in three equal installments with the first such installment for thirty-three and one-third percent (33-1/3%) of the then outstanding shares of Series G Preferred Stock being- due and payable on December 31, 2003, the second such installment for fifty percent (50%) of the then-outstanding shares of Series G Preferred Stock being due and payable on December 31, 2004 and the third and final such installment for all remaining outstanding shares of Series G Preferred Stock being due and payable on December 31,2005.

                  (ii) An election pursuant to subparagraph (i) of this Section B6(a) shall be made by such holders giving the Corporation and each other holder of Series G Preferred Stock not less than ninety (90) days prior written notice, which notice shall set forth the date for such redemption.

             (b)  Redemption Date, Redemption Price.  Upon the election of the
                  ---------------------------------
holders of at least a majority of the voting power of the outstanding Series G Preferred Stock to cause the Corporation to redeem the Series G Preferred Stock pursuant to Article III Section B6(a)(i), all holders of Series G Preferred Stock shall be deemed to have elected to cause all of the Series G Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section B6(a) shall be referred to as a "Series G Preferred Redemption Date." The redemption price for each share of Series G Preferred Stock redeemed pursuant to Section B6 shall be an amount in cash equal to (i) Four Dollars and Twenty Five Cents ($4.25) (such per share amount to be appropriately adjusted for any Adjustment Event) plus (ii) any accrued but unpaid dividends on such share of Series G Preferred Stock pursuant to Sections B2 and B6(d) hereof (collectively, the "Series G Preferred Redemption Price"). The aggregate Series G Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Series G Preferred Stock on each Series G Preferred Redemption Date, subject to Sections B6(a) and B6(c). After an election has been made under this Section B6(b) by the holders of at least a majority of the voting power of the outstanding Series G Preferred Stock, until the full Series G Preferred Redemption Price has been paid to such holders for all shares of Series G Preferred Stock being redeemed: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation (other than the Series G Preferred Stock in accordance with Section B6(d))~ and (B) no shares of capital stock of the Corporation (other than the Series G Preferred Stock in accordance with this Section B6) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or made available for a sinking fund or set aside or made available for the purchase, redemption or acquisition thereof. Notwithstanding the election to cause the Corporation to redeem the Series G Preferred Stock as provided above, until the full Series G Preferred Redemption Price has been paid to the holders of the Series G Preferred

Stock, the holders of at least a majority of the voting power of the outstanding Series G Preferred Stock may rescind such election by providing written notice thereof to the Corporation.

         (c)  Dividend After Series G Preferred Redemption Date. From and after
              -------------------------------------------------
a Series G Preferred Redemption Date, no shares of Series G Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section A.2; provided, however, that in the event that shares of Series G
             --------  -------
Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.6(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.2 and B.6(c) until the date on which such shares are actually redeemed by the Corporation.

         (d)  Surrender of Certificates.  The Corporation shall give, not less
              -------------------------
than 15 days prior to nor more than 30 days in advance of the Series G Preferred Redemption Date, written notice (the "Redemption Notice") to all holders of the Series G Preferred Stock, which shall require each holder submitting shares for redemption to surrender to the Corporation on or before the Series G Preferred Redemption Date, at the place designated in the Redemption Notice, such holder's certificate or certificates representing the shares of Series G Preferred Stock to be redeemed. On or prior to the Redemption Date, each holder of shares of Series G Preferred Stock submitted for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation, at the place designated in the Redemption Notice and shall thereupon be entitled to receive payment of the appropriate Redemption Price by certified check or wire transfer. In the event the certificate or certificates are lost, stolen or missing, the holder of Series G Preferred Stock shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the place set forth in the Redemption Notice. Each surrendered certificate shall be cancelled and retired; provided, however,
                                                             --------  -------
that if the holder has exercised its redemption right pursuant to Section B.6(a)(i) or the Corporation is prohibited from redeeming all shares of Series G Preferred Stock as provided in Section B.6(c), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Series G Preferred Stock not so redeemed.

     7.  Retirement of Shares. Shares of Series A, B, C, D, E, F, G, H or I
         --------------------
Preferred Stock which have been issued and have been redeemed, repurchased or reacquired in any manner by the Corporation shall be retired and shall not be reissued.

     8.  General Provisions.
         ------------------

         (a) For purposes of this Certificate, the term "Person" may be an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or any agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         (b) All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles.

         (c) The headings of the paragraphs, subparagraphs, clauses and subclauses hereof are for convenience of reference only and shall not &fine, limit or affect any of the provisions hereof.

                                      IV.

     A. To the fullest extent permissible under Delaware General Corporations Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages of breach of fiduciary duty as director.

     B. Any amendment, repeal or modification of this Article IV, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IV, by the stockholders of the corporation shall not apply to or adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal, modification or adoption.

     C. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporations Code, subject only to the limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others

                                      V.

     Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to adopt, alter, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                      VI.

     The Board of Directors may from time to time adopt, alter, repeal, rescind or amend any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may alter, repeal, rescind or amend any Bylaws adopted by the Board of Directors, and no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.


     FOURTH The foregoing Restated Certificate of Incorporation has been duly approved by the Board of Directors.

     FIFTH    The foregoing Restated Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 228 of the General Corporation Law of the State of Delaware

     SIXTH    That said Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this
Certificate in San Jose, California this          day of September, 2000.




                                       _____________________________________
                                                 Vinod K. Agarwal
                                             President and Secretary